Exhibit 10.10

FIRST AMENDMENT TO  PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into as of the 11th day of December, 2006, by and among AIMCO/BRANDYWINE, L.P., a Delaware limited partnership, HAMPTON GREENS CPGF 22, L.P., a Delaware limited partnership, OAK RUN, L.P., a South Carolina limited partnership, and DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (collectively “Sellers”) and JRK ASSET MANAGEMENT, INC., a California corporation (“Purchaser”), or its permitted assignee as provided in Section 13.3 of the Contract (as defined below).

W I T N E S S E T H:

WHEREAS, Sellers and Purchaser are parties to that certain Purchase and Sale Contract, dated December 8, 2006 (the “Contract”) pertaining to the purchase and sale of those certain real properties located in Randall County and Dallas County, Texas, more particularly described on Exhibits A-1 through A-4 attached thereto; and

WHEREAS, the parties intend to modify the Contract in certain respects, as more particularly set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

1.

Capitalized Terms.  All capitalized terms and phrases used herein shall have the same meanings given to them in the Contract.

2.

Notice of Extension of Closing Date.  Section 5.1 of the Contract is hereby deleted in its entirety and replaced with the following:

5.1

Closing Date.  The Closing shall occur on December 28, 2006 (the “Closing Date”), or such later date as is mutually acceptable to Sellers and Purchaser, through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  In the event the Closing does not occur on December 28, 2006 for reasons beyond the commercially reasonable control of Sellers, and such failure to close is not the result of a default by Purchaser hereunder or otherwise caused by Purchaser, any Seller may extend the Closing Date to the last Business Day of January 2007 upon delivery of written notice thereof to Purchaser not less than 3 Business Days prior to the scheduled Closing Date.  In connection with any such extension of the Closing Date by Sellers, Sellers shall credit to Purchaser an amount equal to $50,000.00 against the Purchase Price.

3.

Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

4.

Ratification.  Except as expressly set forth herein, all other terms and conditions of the Contract shall remain unmodified, the same being ratified, confirmed and republished hereby.

5.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Sellers:

Country Club Villas, Amarillo, TX

AIMCO/BRANDYWINE, L.P.,

a Delaware limited partnership

By:

AIMCO Holdings, L.P.,

a Delaware limited partnership,

its General Partner

By:

AIMCO Holdings QRS, Inc.,

a Delaware corporation,

its General Partner

By:

/s/ Kristian D. Vercauteren

Name: Kristian D. Vercauteren

Title:

Vice President

Hampton Greens, Dallas, TX

HAMPTON GREENS CPGF 22, L.P.,

a Delaware limited partnership,

By:

CPGF 22 Hampton Greens GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Growth Fund XXII, A California
Limited Partnership, a California limited partnership,
its Sole Member

By:

Fox Partners IV,

a California general partnership,

its General Partner,

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:  /s/ Kristian D. Vercauteren

Name: Kristian D. Vercauteren

Title:

Vice President

Oak Run, Dallas, TX

OAK RUN, L.P.,

a South Carolina limited partnership

By:

Oak Run GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Fund XVIII,

a California limited partnership,

its Member

By:

Fox Partners,

a California general partnership,

its General Partner

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:

/s/ Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title:

Vice President

Springhouse, Dallas, TX

DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP,

a Maryland limited partnership

By:

D-O Associates, L.L.C.,

a Maryland limited liability company,

its Managing General Partner

By:

Oxford Realty Financial Group, Inc.,

a Maryland corporation,

its Member

By:

/s/ Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title:

Vice President

Purchaser:

JRK ASSET MANAGEMENT, INC.,

a California corporation

By:

/s/ Jay Schulman

Name:

Jay Schulman

Title:

President